EXHIBIT 3.03
                          AMENDED AND RESTATED BYLAWS


                                   ARTICLE I

                                    OFFICES

SECTION 1.  Registered Office.

       The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

SECTION 2.   Other Offices.

       The Corporation also may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II

                                 STOCKHOLDERS

SECTION 1.  Stockholder Meetings.

       (a) Time and Place of Meetings. Meetings of the stockholders shall be held at such times and places, either within or without the State of Delaware, as may from time to time be fixed by the Board of Directors and stated in the notices or waivers of notice of such meetings.

       (b) Annual Meeting. The annual meeting of the stockholders shall be held during the third week of the month of May in each year as designated by the Board of Directors, or at such other date as may be designated by the Board of Directors, for the election of directors and the transaction of such other business properly brought before such annual meeting of the stockholders and within the powers of the stockholders.

       (c) Special Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by the Chairman of the Board of Directors, the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors or by the holders of a majority of the outstanding shares of Common Stock. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice of such meeting.

       (d) Notice of Meetings. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, written notice of each meeting of the stockholders shall be given not less than ten days nor more than sixty days before the date of such meeting to each stockholder entitled to vote thereat, directed to such stockholder's address as it appears upon the books of the Corporation, such notice to specify the place, date, hour and purpose or purposes of such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his address as it appears on the stock ledger of the Corporation. When a meeting of the stockholders is adjourned to another time and/or place, notice need not be given of such adjourned meeting if the time and place thereof are announced at the meeting of the stockholders at which the adjournment is taken, unless the adjournment is for more than thirty days or unless after the adjournment a new record date is fixed for such adjourned meeting, in which event a notice of such adjourned meeting shall be given to each stockholder of record entitled to vote thereat. Notice of the time, place and purpose of any meeting of the stockholders may be waived in writing either before or after such meeting and will be waived by any stockholder by such stockholder's attendance thereat in person or by proxy. Any stockholder so waiving notice of such a meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

       (e) Quorum. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the holders of not less than a majority of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum and the affirmative vote of the majority of such quorum shall be deemed the act of the stockholders. If a quorum shall fail to attend any meeting of the stockholders, the presiding officer of such meeting may adjourn such meeting from time to time to another place, date or time, without notice other than announcement at such meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting of the stockholders as originally noticed. The foregoing notwithstanding, if a notice of any adjourned special meeting of the stockholders is sent to all stockholders entitled to vote thereat which states that such adjourned special meeting will be held with those present in person or by proxy constituting a quorum, then, except as otherwise required by law, those present at such adjourned special meeting of the stockholders shall constitute a quorum and all matters shall be determined by a majority of the votes cast at such special meeting.

SECTION 2.   Determination of Stockholders Entitled to Notice and to Vote.

       To determine the stockholders entitled to notice of any meeting of the stockholders or to vote thereat, the Board of Directors may fix in advance a record date as provided in Article VII, Section 1 of these Bylaws, or if no record date is fixed by the Board of Directors, a record date shall be determined as provided by law.

SECTION 3.   Voting.

       (a) Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, each stockholder present in person or by proxy at a meeting of the stockholders shall be entitled to one vote for each full share of stock registered in the name of such stockholder at the time fixed by the Board of Directors or by law as the record date of the determination of stockholders entitled to vote at such meeting.

       (b) Every stockholder entitled to vote at a meeting of the stockholders may do so either (i) in person or (ii) by one or more agents authorized by a written proxy executed by the person or such stockholder's duly authorized agent, whether by manual signature, typewriting, telegraphic or facsimile transmission or otherwise. Every proxy must be executed in writing (which shall include telegraphing or facsimile transmission) by the stockholder or by his duly authorized agent, but no proxy shall be voted on after eleven
(11) months from its date, unless the proxy provides for a longer period.

       (c) Voting may be by voice or by ballot as the presiding officer of the meeting of the stockholders shall determine. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder's proxy, and shall state the number of shares voted.

       (d) In advance of or at any meeting of the stockholders, the Chairman of the Board or Chief Executive Officer may appoint one or more persons as inspectors of election (the "Inspectors") to act at such meeting. Such Inspectors shall take charge of the ballots at such meeting. After the balloting on any question, the Inspectors shall count the ballots cast and make a written report to the secretary of such meeting of the results. Subject to the direction of the presiding officer of the meeting, the duties of such Inspectors may further include without limitation: determining the number of shares outstanding and the voting power of each; the shares represented at the meeting; the existence of a quorum; the authenticity, validity, and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes of consents and determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all stockholders. An Inspector need not be a stockholder of the Corporation and any officer of the Corporation may be an Inspector on any question other than a vote for or against such officer's election to any position with the Corporation or on any other questions in which such officer may be directly interested. If there are three or more Inspectors, the determination, report or certificate of a majority of such Inspectors shall be effective as if unanimously made by all Inspectors.

SECTION 4.   List of Stockholders.

       The officer who has charge of the stock ledger of the Corporation shall prepare and make available, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to such meeting, either at a place within the city where such meeting is to be held and which place shall be specified in the notice of such meeting, or, if not so specified at the place where such meeting is to be held. The list also shall be produced and kept at the time and place of the meeting of the stockholders during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 5.   Action by Consent of Stockholders.

       (a) Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is (i) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (ii) delivered to the Corporation in accordance with Section 228(a) of the General Corporation Law of the State of Delaware.

       (b) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in this Section. A telegram, cablegram, electronic mail or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for purposes of this Section to the extent permitted by law. Any such consent shall be delivered in accordance with Section 228(d)(1) of the General Corporation Law of the State of Delaware.

       (c) Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

       (d) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing (including by electronic mail or other electronic transmission as permitted by law). If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of the State of Delaware if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of the State of Delaware.

SECTION 6.    Conduct of Meetings.

       The presiding officer of the meeting shall have full and complete authority to determine the agenda, to set the procedures and order the conduct of meetings, all as deemed appropriate by such person in his sole discretion with due regard to the orderly conduct of business.

SECTION 7.   Notice of Agenda Matters.

       If a stockholder wishes to present to the Chairman of the Board or the Chief Executive Officer an item for consideration as an agenda item for any annual or special meeting of stockholders, he must give timely notice to the Secretary of the Corporation and give a brief description of the business desired to be brought before the meeting and any other information relating to the agenda item that is required to be disclosed pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"); provided, however, an item for consideration as an agenda item for any special meeting will be considered only if the item is one of the purposes described in the special meeting notice required by Section 222 of the General Corporation Law of Delaware. To be timely, (i) for any annual meeting of stockholders, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty days nor more than one hundred eighty days prior to the anniversary date of the Company's notice of annual meeting provided with respect to the previous year's annual meeting (the "Anniversary Date"); provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed to be more than thirty calendar days from the Anniversary Date, the stockholder's notice must be delivered to or mailed and received not later than the close of business on the tenth day following the date on which notice of the date of the annual meeting is given to stockholders or made public, whichever first occurs, and (ii) for any special meeting of stockholders, a stockholder's notice by must be delivered to or mailed and received not later than the close of business on the tenth day following the date on which notice of the date of the special meeting is given to stockholders or made public, whichever first occurs. No item submitted for consideration as an agenda item will be considered for any meeting unless submitted in accordance with the procedures set forth in this paragraph and the applicable requirements under Rule 14a-8.

                                  ARTICLE III

                              BOARD OF DIRECTORS

SECTION 1.   General Powers.

       Unless otherwise restricted by law, the Certificate of Incorporation or these Bylaws as to action which shall be authorized or approved by the stockholders, and subject to the duties of directors as prescribed by these Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, the directors shall have the following powers:

       (a) To select and remove all the other officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, the Certificate of Incorporation or these Bylaws, fix their compensation and require from them security for faithful service.

       (b) To conduct, manage, and control the affairs and business of the Corporation and to make such rules and regulations therefor not inconsistent with law, the Certificate of Incorporation or these Bylaws, as they may deem best.

       (c) To change the principal office for the transaction of the business of the Corporation from one location to another as provided in Article 1,
Section 2, hereof; to designate any place within or without the State of Delaware for the holding of any stockholders' meeting or meetings and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

       (d) To authorize the issue of shares of stock of the Corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities cancelled, or tangible or intangible property actually received or, in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

       (e) To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation or other evidences of debt and securities therefor.

       (f) To adopt and put into effect such stock purchase plans and stock option plans, both of general and restricted stock option plan character, as they may deem advisable for the benefit of employees of the Corporation, and to issue stock in accordance with and pursuant to any such plan.

SECTION 2.   Election of Directors.

       (a) Number Qualification and Term of Office. The authorized number of directors of the Corporation shall be fixed from time to time by the Board of Directors, but shall not be less than one nor more than nine. The exact number of directors shall be determined from time to time, either by a resolution or Bylaw provision duly adopted by a majority of the whole Board of Directors. Directors need not be stockholders.

       (b) Resignation. Any director may resign from the Board of Directors at any time by giving written notice to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or if the time when such resignation shall become effective shall not be so specified, then such resignation shall take effect immediately upon its receipt by the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

       (c) Nomination of Directors. Nominations of persons for election to the Board of Directors of the Corporation at any annual or special meeting of stockholders may be made only either by or at the direction of:

             (i) the Board of Directors or any nominating committee or person appointed by the Board of Directors, or

             (ii) any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the procedure set forth in this paragraph; provided, however, that nominations of persons for election to the Board at a special meeting may be made only if the election of directors is one of the purposes described in the special meeting notice required by
             Section 222 of the General Corporation Law of Delaware. Nominations of persons for election at annual meetings, other than nominations made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, (A) for any annual meeting of stockholders, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty days nor more than one hundred eighty days prior to the Anniversary Date; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed to be more than forty-five calendar days from the Anniversary Date, the stockholder's notice must be received not later than the close of business on the tenth day following the date on which notice of the date of the annual meeting is given to stockholders or made public, whichever first occurs, and (B) for any special meeting of stockholders, a stockholder's notice must be delivered to or mailed and received not later than the close of business on the tenth day following the date on which notice of the date of the special meeting is given to stockholders or made public, whichever first occurs. The stockholder's notice to the secretary shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director at the annual meeting, (1) the name, age, business address and residence address of the proposed nominee, (2) the principal occupation or employment of the proposed nominee, (3) the class and number of shares of capital stock of the Corporation that are beneficially owned by the proposed nominee, and (4) any other information relating to the proposed nominee that is required to be disclosed in solicitation for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended, and (B) as to the stockholder giving the notice of nominees for election at the meeting, (1) the name and record address of the stockholder, and (2) the class and number of shares of capital stock of the Corporation that are beneficially owned by the stockholder. The Corporation may require any proposed nominee for election at the meeting of stockholders to furnish any other information as may reasonably be required by the Corporation to determine the eligibility of the proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph. The Chair of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the requirements of this paragraph, and if the Chair should so determine, the Chair shall so declare to the meeting and the defective nomination shall be disregarded.

       (d) Preferred Stock Provisions. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by the Corporation having a preference over the Common Stock as to dividends or upon liquidation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of the stockholders, the term of office, filling of vacancies nomination, terms of removal and other features of such directorships shall be governed by the terms of Article Fourth of the Certificate of Incorporation and the resolution or resolutions establishing such class or series adopted pursuant thereto.

SECTION 3.   Meetings of the Board of Directors.

       (a) Regular Meetings. Regular meetings of the Board of Directors shall be held without call at the following times:

             (i) at such times as the Board of Directors shall from time to time by resolution determine; and

             (ii) one-half hour prior to any special meeting of the stockholders and immediately following the adjournment of any annual or special meeting of the stockholders.

Notice of all such regular meetings hereby is dispensed with.

       (b) Special Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer or the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors and shall be called at the request of any member of the Board of Directors. Notice of the time and place of special meetings of the Board of Directors shall be given by the Secretary or an Assistant Secretary of the Corporation, or by any other officer authorized by the Board of Directors. Such notice shall be given to each director personally or by mail, messenger, telephone, facsimile or telegraph at such director's business or residence address. Notice by mail shall be deposited in the United States mail, postage prepaid, not later than the third day prior to the date fixed for such special meeting. Notice by telephone, facsimile or telegraph shall be sent, and notice given personally or by messenger shall be delivered, at least twenty-four hours prior to the time set for such special meeting. Notice of a special meeting of the Board of Directors need not contain a statement of the purpose of such special meeting.

       (c) Adjourned Meetings. A majority of directors present at any regular or special meeting of the Board of Directors or any committee thereof, whether or not constituting a quorum, may adjourn any meeting from time to time until a quorum is present or otherwise. Notice of the time and place of holding any adjourned meeting shall not be required if the time and place are fixed at the meeting adjourned.

       (d) Place of Meetings. Unless a resolution of the Board of Directors or the written consent of all members of the Board of Directors given either before or after the meeting and filed with the Secretary of the Corporation designates a different place within or without the State of Delaware, meetings of the Board of Directors, both regular and special, shall be held at the Corporation's principal executive offices.

       (e) Participation by Telephone. Members of the Board of Directors or any committee may participate in any meeting of the Board of Directors or committee through the use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

       (f) Quorum. At all meetings of the Board of Directors or any committee thereof, a majority of the total number of directors of the entire then authorized Board of Directors or such committee shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any such meeting at which there is a quorum shall be the act of the Board of Directors or any committee, except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws. A meeting of the Board of Directors or any committee at which a quorum initially is present may continue to transact business notwithstanding the withdrawal of directors so long as any action is approved by at least a majority of the required quorum for such meeting.

       (g) Waiver of Notice. The transactions of any meeting of the Board of Directors or any committee, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to hold such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 4.   Action Without Meeting.

       Any action required or permitted to be taken by the Board of Directors at any meeting or at any meeting of a committee may be taken without a meeting if all members of the Board of Directors or such committee consent in writing and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee.

SECTION 5.   Compensation of Directors.

       Unless otherwise restricted by law, the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude a director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board of Directors may be allowed like compensation for attending committee meetings.

SECTION 6.   Committees of the Board.

     (a) Committees. The Board of Directors may, by resolution adopted by a majority of the Board of Directors, designate one or more committees of the Board of Directors, each Committee to consist of one or more directors. Each such Committee, to the extent permitted by law, the Certificate of Incorporation and these Bylaws, shall have and may exercise such of the powers of the Board of Directors in the management and affairs of the Corporation as may be prescribed by the resolutions creating such committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors shall have the power, at any time for any reason, to change the members of any such committee, to fill vacancies, and to discontinue any such committee.

    (b) Minutes of Meeting. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

    (c) Audit Committee. From and after the annual meeting of stockholders in 1996, the Board of Directors shall appoint an Audit Committee consisting of at least three directors, none of whom shall be employees of the Corporation. The Audit Committee shall review the financial affairs and procedures of the Corporation from time to time with management and meet with the auditors of the Corporation to review the financial statements and procedures.

SECTION 7.   Interested Directors.

     In addition to the statutory and corporate common law of Delaware, no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other Corporation partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                  ARTICLE IV
                                   OFFICERS

SECTION 1.   Officers.

       (a) Number. The officers of the Corporation shall be chosen by the Board of Directors and may include a Chairman of the Board of Directors (who must be a director as chosen by the Board of Directors) and shall include a Chief Executive Officer, a President, one or more Vice Presidents (if so elected by the Board of Directors), a Secretary, a Chief Financial Officer and a Treasurer. The Board of Directors also may appoint one or more Assistant Secretaries or Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. Any Vice President may be given such specific designation as may be determined from time to time by the Board of Directors. Any number of offices may be held by the same person, unless otherwise required by law, the Certificate of Incorporation or these Bylaws. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to describe their respective duties and powers.

       (b) Election and Term of Office. The officers shall be elected annually by the Board of Directors at its regular meeting following the annual meeting of the stockholders and each officer shall hold office until the next annual election of officers and until such officer's successor is elected and qualified, or until such officer's death, resignation or removal. Any officer may be removed at any time, with or without cause, by a vote of the majority of the whole Board of Directors. Any vacancy occurring in any office may be filled by the Board of Directors.

       (c) Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or a Committee thereof from time to time.

SECTION 2.   Chairman of the Board of Directors.

       The Chairman of the Board of Directors, if there be a chairman, shall preside at all meetings of the stockholders and the Board of Directors and shall have such other power and authority as may from time to time be assigned by the Board of Directors.

SECTION 3.   Chief Executive Officer.

       The Chief Executive Officer shall be the senior executive officer of the Corporation and shall preside at all meetings of the stockholders and the Board of Directors (if a Chairman of the Board has not been elected) and shall see that all orders and resolutions of the Board of Directors are carried into effect. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the Chief Executive Officer shall have the general and active management of the business of the Corporation, may execute all contracts and any mortgages, conveyances or other legal instruments in the name of and on behalf of the Corporation, but this provision shall not prohibit the delegation of such powers by the Board of Directors to some other officer, agent or attorney-in-fact of the Corporation.

SECTION 4.   President.

       In the event the Corporation does not appoint a Chief Executive Officer, the President shall assume all of the duties and responsibilities of the Chief Executive Officer, subject to the provisions of the Bylaws and the direction of the Board of Directors. In all other respects, the President shall be the Chief Operating Officer of the Corporation, responsible for the day to day operation of the Corporation and other functions as may be delegated by the Board of Directors or Chief Executive Officer.

SECTION 5.   Vice Presidents.

       In the absence or disability of the Chief Executive Officer and President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the Chief Executive Officer and President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer and President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors or these Bylaws.

SECTION 6.   Secretary and Assistant Secretaries.

      The Secretary shall record or cause to be recorded, in books provided for the purpose,minutes of the meetings of the stockholders, the Board of Directors and all committees of the Board of Directors; see that all notices are duly given in accordance with the provisions of these Bylaws as required by law; be custodian of all corporate records (other than financial) and of the seal of the Corporation, and have authority to affix the seal to all documents requiring it and attest to the same; give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors; and, in general, shall perform all duties incident to the Office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors or by the Chief Executive Officer or President. At the request of the Secretary, or in the Secretary's absence or disability, any Assistant Secretary shall perform any of the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

SECTION 7.   Treasurer and Assistant Treasurers.

      The Treasurer shall be the Chief Financial Officer of the Corporation,and shall keep or cause to be kept the books of account of the Corporation and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the Chief Executive Officer or President. The Treasurer, subject to the order of the Board of Directors, shall have custody of all funds and securities of the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer or President shall designate from time to time. At the request of the Treasurer, or in the Treasurer's absence or disability, any Assistant Treasurer may perform any of the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Except where by law the signature of the Treasurer is required, each of the Assistant
Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Corporation.

                                   ARTICLE V

                         INDEMNIFICATION AND INSURANCE

SECTION 1.   Actions Against Directors and Officers.

      The Corporation shall indemnify to the full extent permitted by, and in the manner permissible under, the laws of the State of Delaware any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or has a director or officer of the Corporation or any predecessor of the Corporation, or served any other enterprise as a director or officer at the request of the Corporation or any predecessor of the Corporation.

SECTION 2.   Contract.

      The provisions of Section 1 of this Article V shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while such Bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter based in whole or in part upon any such state of facts.

SECTION 3.   Non-exclusivity.

      The rights of indemnification provided by this Article V shall not be deemed exclusive of any other rights to which any director or officer of the Corporation may be entitled apart from the provisions of this Article V.

SECTION 4.   Indemnification of Employees and Agents.

      The Board of Directors in its discretion shall have the power on behalf of the Corporation to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that such person or such person's testator or intestate, is or was an employee or agent of the Corporation.

SECTION 5.   Insurance.

      Upon a resolution or resolutions duly adopted by the Board of Directors of the Corporation, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation against any liability asserted against such person and incurred by him in any capacity, or arising out of his capacity as such, whether or not the Corporation would have the power to indemnify such person against such
liability  under  the  provisions  of  applicable  law,  the   Certificate   of
Incorporation or these Bylaws.

                                  ARTICLE VI
                  CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1.   Certificates for Shares.

       Unless otherwise provided by a resolution of the Board of Directors, the shares of the Corporation shall be represented by a certificate. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the Holder's name and number of shares and shall be signed by or in the name of the Corporation by (a) the Chairman of the Board of Directors, the Chief Executive Officer, President or any Vice President and (b) the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary. Any or all of the signatures on a certificate may be facsimile. In case any officer of the Corporation, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issuance.

SECTION 2.   Classes of Stock.

       (a) If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations, or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

      (b) Within a reasonable time after the issuance or transfer of uncertified stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to applicable law (including Sections 151, 156, 202(a), or 218(a) of the General Corporation Law of the State of Delaware) or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

SECTION 3.   Transfer.

      Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

SECTION 4.   Record Owner.

      The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware
..

SECTION 5.   Lost Certificates.

      The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                  ARTICLE VII

                                 MISCELLANEOUS

SECTION 1.   Record Date.

      (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days prior to the date of such meeting nor more than sixty days prior to any other action. If not fixed by the Board of Directors, the record date shall be determined as provided by law.

      (b) A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournments of the meeting, unless the Board of Directors files a new record date for the adjourned meeting.

      (c) Holders of stock on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of the shares on the books of the Corporation after the record date, except as otherwise provided by agreement or by law, the Certificate of Incorporation or these Bylaws.

SECTION 2.   Execution of Instruments.

      The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other persons, to execute any corporate instrument or document or to sign the corporate name without limitation, except where otherwise provided by law, the Certificate of Incorporation or these Bylaws. Such designation may be general or confined to specific instances.

SECTION 3.   Voting of Securities Owned by the Corporation.

      All stock and other securities of other corporations held by the Corporation shall be voted, and all proxies with respect thereto shall be executed, by the person so authorized by resolution of the Board of Directors, or, in the absence of such authorization, by the Chief Executive Officer or President.

SECTION 4.   Corporate Seal.

      The Corporation shall have a corporate seal in such form as shall be prescribed and adopted by the Board of Directors.

SECTION 5.   Construction and Definitions.

      Unless the contest requires otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of the State of Delaware and the Certificate of Incorporation shall govern the construction of these Bylaws.

SECTION 6.   Amendments.

      Subject to the provisions of the Certificate of Incorporation and these Bylaws, these Bylaws may be altered, amended or repealed at any annual meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote thereat; provided, that in the notice of any such meeting, notice of such purpose shall be given. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws, the Board of Directors may by majority vote of the whole Board of Directors amend these Bylaws, or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.